PROXY CARD

                            nSTOR TECHNOLOGIES, INC.
                                100 Century Blvd.
                            West Palm Beach, FL 33417


                    THIS PROXY IS SOLICITED ON BEHALF OF THE
                          COMPANY'S BOARD OF DIRECTORS


The undersigned stockholder of nStor Technologies, Inc., a Delaware corporation (the "Company"), hereby appoints Mark F. Levy and Orilla F. Floyd and each of them, as proxies for the undersigned, each with full power of substitution, for and in the name of the undersigned to act for the undersigned and to vote, as designated below, all of the shares of stock of the Company that the undersigned is entitled to vote at the 1999 Annual Meeting of Stockholders of the Company, to be held at _________ _.m., local time, on ___________, ________, 1999, at the _______________________________________,
Florida and at any adjournment(s) or postponement(s) thereof.



(1) Issuance of shares of the Company's Common Stock to stockholders of Andataco, Inc. in connection with the merger of NTI Acquisition Corp., a wholly-owned subsidairy of the Company with and into Andataco.

         [ ]  FOR       [ ]   AGAINST       [ ]   ABSTAIN


         The Board of Directors unanimously recommends a vote FOR this proposal.


(2) Election of directors: Michael L. Wise, Bernard R. Green, H. Irwin Levy, Mark F. Levy and Lawrence F. Steffann

         [ ] VOTE FOR all nominees listed above, except vote withheld from the following nominees (if any).



              ------------------------------------------------------

         [ ]   VOTE WITHHELD for all nominees.


         Cumulative votes for one or more nominees as follows:

               Michael L. Wise      __________
               Bernard R. Green     __________
               H. Irwin Levy        __________
               Mark F. Levy         __________
               Lawrence F. Steffann __________
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         The Board of Directors unanimously recommends a vote
         FOR the election of all the nominees for election as directors.


(2) To amend the Company's Restated Certificate of Incorporation to increase the authorized number of shares of Common Stock from 40,000,000 to 75,000,000.

         [ ]  FOR       [ ]   AGAINST       [ ]   ABSTAIN


         The Board of Directors unanimously recommends a vote FOR this proposal.


(3) To amend the Company's Restated Certificate of Incorporation to eliminate cumulative voting for directors

         [ ]  FOR       [ ]   AGAINST       [ ]   ABSTAIN


         The Board of Directors unanimously recommends a vote FOR this proposal.


(4) To amend the Company's 1996 Stock Option Plan, as amended, to increase from 2,500,000 to 5,000,000 the number of shares reserved for issuance thereunder.


         [ ]  FOR       [ ]   AGAINST       [ ]   ABSTAIN


         The Board of Directors unanimously recommends a vote FOR this proposal.


(5) To ratify the reappointment of BDO Seidman, LLP, certified public accountants, as the Company's independent auditors for fiscal 1999.

         [ ]  FOR       [ ]   AGAINST       [ ]   ABSTAIN


         The Board of Directors unanimously recommends a vote FOR this proposal.


(6) Upon such other matters as may properly come before the Annual Meeting and any adjournments thereof. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting, and any adjournments or postponements thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED IN FAVOR OF THE ISSUANCE OF SHARES OF THE COMPANY'S COMMON STOCK TO ANDATACO STOCKHOLDERS. IF NO DIRECTION IS MADE, THIS PROXY WILL ALSO BE VOTED CUMULATIVELY "FOR" THE ELECTION OF ALL NOMINEES LISTED ABOVE. IF NO DIRECTION IS MADE, THIS PROXY WILL ALSO BE VOTED IN FAVOR OF AMENDING THE COMPANY'S RESTATED CERTIFICATE OF INCORPORTION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK FROM 40,000,000 TO 75,000,000, IN FAVOR OF AMENDING THE COMPANY'S RESTATED CERTIFICATE OF INCORPORATION TO ELIMINATE CUMULATIVE VOTING FOR DIRECTORS, IN FAVOR OF AMENDING THE COMPANY'S 1996 STOCK OPTION PLAN TO INCREASE FROM 2,500,000 TO 5,000,000 THE NUMBER OF SHARES RESERVED FOR ISSUANCE THEREUNDER, AND IN FAVOR OF THE RATIFICATION OF THE REAPPOINTMENT OF BDO SEIDMAN, LLP.


PURSUANT TO THE RESTATED CERTIFICATE OF INCORPORATION, THE ELECTION OF DIRECTORS IS BY CUMULATIVE VOTING. EACH HOLDER OF CAPITAL STOCK SHALL BE ENTITLED TO AS MANY VOTES AS SHALL EQUAL THE NUMBER OF VOTES WHICH HE/SHE WOULD BE ENTITLED TO CAST FOR THE ELECTION OF DIRECTORS WITH RESPECT TO HIS/HER SHARES OF CAPITAL STOCK MULTIPLIED BY THE NUMBER OF DIRECTORS TO BE ELECTED (5), AND HE/SHE MAY CAST ALL OF SUCH VOTES FOR A SINGLE DIRECTOR OR MAY DISTRIBUTE THEM AMONG THE NUMBER OF DIRECTORS TO BE VOTED FOR AS HE/SHE MAY SEE FIT. PLEASE INDICATE YOUR VOTE FOR EACH DIRECTOR BY INSERTING THE APPROPRIATE NUMBER OF VOTES IN THE SPACE NEXT TO EACH DIRECTOR'S NAME. BY GIVING YOUR PROXY, YOU ARE AUTHORIZING THE HOLDERS THEREOF TO VOTE YOUR SHARES FOR THE NOMINEES AS THEY DETERMINE IS APPROPRIATE. THE FIVE NOMINEES RECEIVING THE HIGHEST NUMBER OF VOTES WILL BE ELECTED.

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 Dated_________________________, 1999                            ____________________________________
                                   (Signature)

                                                                 ------------------------------------
                                                                   (Signature if held jointly)

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IMPORTANT: Please sign exactly as your name appears hereon and mail it promptly even though you now plan to attend the meeting. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.


                   PLEASE MARK, SIGN AND DATE THIS PROXY CARD
                AND PROMPTLY RETURN IT IN THE ENVELOPE PROVIDED.
              NO POSTAGE NECESSARY IF MAILED IN THE UNITED STATES.